Exhibit 99.1

Contacts:	Dolph Baker, President and CEO Timothy A. Dawson, Vice President and CFO
(601) 948-6813

CAL-MAINE FOODS, INC. ANNOUNCES NEW JOINT VENTURE BY

EGGLAND’S BEST AND LAND O’LAKES COMBINING THEIR SPECIALTY EGG BUSINESSES

JACKSON, Miss. (May 1, 2012) — Cal-Maine Foods, Inc. (NASDAQ: CALM) today announced a new joint venture between Eggland’s Best, Inc., a New Jersey-based egg cooperative, and Land O’ Lakes, Inc., a national farmer-owned cooperative based in Minnesota, to produce and sell branded specialty eggs. Pursuant to the terms of the transaction, Eggland’s Best, Inc. has contributed certain assets, including its trademarks, into a new limited liability company, Eggland’s Best, LLC (“LLC”), in which Land O’ Lakes has purchased a 50 percent membership interest. Eggland’s Best, Inc. and its subsidiaries will own the other 50 percent of the LLC. The new joint venture will license both the Eggland’s Best, Inc. and Land O’ Lakes, Inc. brands. The transaction was effective April 30, 2012.

Cal-Maine expects to record a one-time gain of approximately $27.0 million, or $1.12 per share, after tax, in the Company’s financial results for the fourth quarter of fiscal 2012, as a result of this transaction.

Cal-Maine is one of 13 Eggland’s Best, Inc. shareholders and is the largest franchisee for Eggland’s Best, Inc. Cal-Maine has exclusive license agreements to market and distribute Eggland’s Best® specialty eggs in major metropolitan markets, including New York City, and a number of states in the southeast and southwest. The Company also has a license to produce and process Eggland’s Best® specialty eggs at its facilities following Eggland’s Best, Inc. guidelines. Sales of Eggland’s Best® specialty eggs accounted for approximately 16 percent of Cal-Maine’s total shell egg sales in fiscal 2011.

Pursuant to this transaction, the Company will maintain the same franchise terms and licensing agreements for Eggland’s Best® specialty eggs and will also have the opportunity to license the Land O’ Lakes brand and produce, market and sell Land O’ Lakes branded specialty eggs in its designated markets.

Commenting on the announcement, Dolph Baker, president and chief executive officer of Cal-Maine Foods, Inc., stated, “We are very pleased to participate in this new joint venture with Eggland’s Best and Land O’Lakes and believe this transaction will benefit all of the members as well as our customers. This joint venture brings together two respected leaders in the egg business with proven brand recognition and a reputation for quality products. We are excited about the additional opportunities to market and sell specialty eggs, which are an important focus of Cal-Maine’s growth strategy. Specialty eggs have continued to grow in popularity with consumers looking for healthy choices, and have higher and less cyclical retail selling prices. We look forward to extending our market reach in specialty eggs with our new relationship with Land O’Lakes.”

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CAL-MAINE FOODS, INC.	POST OFFICE BOX 2960 ▪	JACKSON, MISSISSIPPI 39207
	PHONE 601-948-6813	FAX 601-969-0905

Cal-Maine Foods Announces Participation in New Joint Venture

May 1, 2012

Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs. The Company, which is headquartered in Jackson, Mississippi, is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in approximately 29 states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and may be beyond our control. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in the Company’s SEC filings (including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), (ii) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions and potential for recall), (iii) changes in the market prices of shell eggs and feed costs, (iv) changes or obligations that could result from our future acquisition of new flocks or businesses, and (v) adverse results in pending litigation matters. SEC filings may be obtained from the SEC or the Company’s website, www.calmainefoods.com. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

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CAL-MAINE FOODS, INC.	POST OFFICE BOX 2960 ▪	JACKSON, MISSISSIPPI 39207
	PHONE 601-948-6813	FAX 601-969-0905